                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                   MAY 5, 2000
       ------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                             ARCH CAPITAL GROUP LTD.
       ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         DELAWARE                   0-26456                 06-1424716
-------------------------------------------------------------------------------
     (State or other       (Commission File Number)      (I.R.S. Employer
     jurisdiction of                                    Identification No.)
     incorporation or
      organization)



                 20 HORSENECK LANE, GREENWICH, CONNECTICUT 06830
 ------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (203) 862-4300


                                 NOT APPLICABLE
 ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.    DISPOSITION OF ASSETS

   On May 5, 2000, Arch Capital Group Ltd. (formerly Risk Capital Holdings, Inc.) sold the reinsurance operations of Arch Reinsurance Company (formerly Risk Capital Reinsurance Company) pursuant to an agreement entered into as of January 10, 2000 with Folksamerica Reinsurance Company and Folksamerica Holding Company (collectively, "Folksamerica"). Folksamerica Reinsurance Company assumed Arch Re's liabilities under the reinsurance agreements transferred in the asset sale and Arch Re transferred to Folksamerica Reinsurance Company assets in an aggregate amount equal, in book value (as set forth on our estimated closing date balance sheet), to the book value (as set forth on our estimated closing date balance sheet) of the liabilities assumed. In consideration for the transfer of Arch Re's book of business, Folksamerica paid $20.084 million (which amount is net of a credit equal to $251,000 granted to Folksamerica for certain tax costs) in cash at the closing, subject to possible post closing adjustments based on an independent actuarial report of the claim liabilities transferred and independent audit of the net assets sold. The actuarial report and audit and related adjustments, which could be material, could be completed as early as the second quarter of 2000, subject to a dispute resolution mechanism (if necessary).

   Under the terms of the agreement, $20 million has been placed in escrow for a period of five years. These funds will be primarily used to reimburse Folksamerica to the extent that the loss reserves (which were $35.1 million at March 31, 2000) relating to business produced on behalf of Arch Re by a certain managing underwriting agency are deficient as measured at the end of such five year period. To the extent that such loss reserves are redundant, all of the escrowed funds will be returned to us and Folksamerica will pay us an amount equal to such redundancy. An additional amount of up to $5 million may be placed in escrow for a period of five years to the extent that Arch Re's reserves at closing on all business other than that covered by the $20 million escrow are less by at least a specified amount than those estimated by its independent actuaries. In connection with either escrow arrangement, we will record a loss in an amount equal to any probable deficiency in the related reserve that may become known during or at the end of the five year period.

   Under the terms of the agreement, we have also purchased reinsurance protection covering our aviation business to reduce the net financial loss to Folksamerica on any large commercial airline catastrophe to $5.4 million, net of reinstatement premiums. Although we believe that any such net financial loss will not exceed $5.4 million, we have agreed to reimburse Folksamerica for a net financial loss it may incur that is in excess of $5.4 million for aviation losses under certain circumstances prior to May 5, 2003.

   Set forth below are the GAAP book value of the assets and liabilities transferred to Folksamerica recorded in our financial statements at March 31, 2000 as filed in our March 31, 2000 Quarterly Report on Form 10-Q:

                                                         (IN MILLIONS)

Fixed maturities and short-term investments                  $254.5
Premiums receivable                                           115.4
Reinsurance recoverable                                        77.6
Deferred policy acquisition costs                              22.3
Deferred income tax asset                                      14.0
Other insurance assets                                         36.3
                                                         -------------
Total Assets                                                 $520.1
                                                         -------------

Reserve for claims and claims expenses                       $378.3
Net unearned premium reserve                                  103.5
Reinsurance premiums payable                                   16.0
Other insurance liabilities                                    22.3
                                                         -------------
Total Liabilities                                            $520.1
                                                         -------------

Net book value of assets and liabilities to be
transferred                                                     --
                                                         =============

   The actual GAAP book value of the assets and liabilities transferred to Folksamerica was updated for estimated underwriting results and estimated cash flow activity through May 5, 2000 and was not materially different from the amounts set forth above at March 31, 2000.

   At the closing of the asset sale, Arch Re and Folksamerica entered into a transfer and assumption agreement, under which Folksamerica assumed Arch Re's rights and obligations under the reinsurance agreements transferred in the asset sale. The reinsureds under such agreements that are in-force will be notified that Folksamerica has assumed Arch Re's obligations and, unless the reinsureds object to the assumption, Arch Re will be released from its obligations to those reinsureds. Assuming that none of the reinsureds object to the assumption, the gross liabilities for such business will be removed from the accounts of Arch Re for statutory and GAAP accounting purposes.

   Arch Re will continue to record gross liabilities in its accounts for reinsureds that object to the release of Arch Re from its obligations to such reinsureds. In such instances, an offsetting accounts receivable amount from Folksamerica would be recorded as an asset equal to such gross liabilities. This would also result in a portion of any pre-tax gain on the asset sale being deferred and amortized into income as gross liabilities are extinguished.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

   (B)  PRO FORMA FINANCIAL INFORMATION

   The following unaudited pro forma balance sheet as of March 31, 2000 reflects our historical accounts as of that date, adjusted to give pro forma effect to the sale of our reinsurance business to Folksamerica Reinsurance Company, which closed on May 5, 2000, as if the transaction had occurred on March 31, 2000.

   The following unaudited pro forma statement of income and comprehensive income for the quarter ended March 31, 2000 and for the year ended December 31, 1999 reflects our historical accounts for that period, adjusted to give pro forma effect to the asset sale as if it had occurred on January 1, 1999.

   The pro forma financial data and accompanying notes should be read in conjunction with the description of the asset sale contained in this report and the unaudited consolidated financial statements and related notes for the quarter ended March 31, 2000 included in our March 31, 2000 Quarterly Report on Form 10-Q as well as our audited consolidated financial statements and related notes and the description of the asset sale included in our 1999 Annual Report on Form 10-K and the proxy statement relating to our special meeting held on April 17, 2000. We believe that the assumptions used in the following statements, which are set forth in the accompanying notes, provide a reasonable basis on which to present the pro forma financial data. The pro forma financial data is provided for informational purposes only and should not be construed to be indicative of our financial condition or results of operations had the asset sale been consummated on the dates assumed and are not intended to project our financial condition on any future date or results of operations for any future period.

                             ARCH CAPITAL GROUP LTD.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   FOLKSAMERICA
                                               HISTORICAL          TRANSACTION(1)         PRO FORMA
                                               ----------          --------------         ---------
ASSETS
Investments:
Fixed maturities and short-term             $    347,068         ($   252,972)(2)     $     94,096 (7)
  investments
Publicly traded equity securities                 42,887                                    42,887
Privately held securities                         58,231                                    58,231
                                            ------------          -----------         ------------
       Total investments                         448,186             (252,972)             195,214
Cash                                              11,447               (1,616)               9,831
Accrued investment income                          3,737               (1,779)               1,958
Investment accounts receivable                    36,628               36,628
Premiums receivable                              115,371             (115,371)(2)               --
Reinsurance recoverable                           77,590              (77,590)(2)               --
Deferred policy acquisition costs                 22,285              (22,285)(3)               --
Deferred income tax asset                         10,103               (5,235)(4)            4,868
Other assets                                      48,903              (36,281)(2)           12,622
                                            ------------          -----------         ------------
      TOTAL ASSETS                          $    774,250         ($   513,129)        $    261,121
                                            ============          ===========         ============

LIABILITIES
Claims and claims expenses                  $    378,297         ($   378,297)(2)               --
Unearned premiums                                103,469             (103,469)(2)               --
Reinsurance balances payable                      16,043              (16,043)(2)               --
Other liabilities                                 27,188              (22,344)(2)     $      4,844
                                            ------------          -----------         ------------
      TOTAL LIABILITIES                          524,997             (520,153)               4,844
                                            ------------          -----------         ------------

STOCKHOLDERS' EQUITY
Common stock, $.01 par value:                        171                                      171
Additional paid-in capital                       342,012                                  342,012
Deferred compensation under stock award             (224)                                    (224)
  plan
Retained earnings (deficit)                      (16,367)               3,167 (6)         (13,200)
Less treasury stock, at cost                     (59,597)                                 (59,597)
Accumulated other comprehensive income
  (loss) consisting of unrealized
  depreciation of investments, net of
  income tax                                     (16,742)               3,857 (6)          (12,885)
                                            ------------          -----------         ------------
      TOTAL STOCKHOLDERS' EQUITY                 249,253                7,024 (6)          256,277
                                            ------------          -----------         ------------
      TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                  $    774,250         ($   513,129)        $    261,121
                                            ============          ===========         ============

SHARES OUTSTANDING - BASIC                    12,329,398                                12,329,398
BASIC BOOK VALUE PER SHARE                  $      20.22                              $      20.79

Notes to Pro Forma Balance Sheet

1. Reflects the asset sale described in Item 2 above.

2. Represents securities and insurance assets and insurance liabilities transferred to Folksamerica based on March 31, 2000 financial statement amounts. The actual GAAP book value of the assets and liabilities transferred to Folksamerica was updated for estimated underwriting results and estimated cash flow activity through May 5, 2000 and was not materially different from the amounts set forth herein at March 31, 2000.

     At the closing of the asset sale, Arch Re and Folksamerica Reinsurance Company entered into a transfer and assumption agreement, under which Folksamerica Reinsurance Company assumed Arch Re's rights and obligations under the reinsurance agreements being transferred in the asset sale. Following the closing of the asset sale, Folksamerica Reinsurance Company will notify the reinsureds under such agreements that are in-force that it has assumed Arch Re's obligations and, unless the reinsureds object to such assumption, Arch Re will be released from its obligations to those reinsureds. The pro forma accounting for this transaction assumes that none of Arch Re's reinsureds will object to such assumption and, accordingly, the gross liabilities for its reinsurance business will be removed from the accounts of Arch Re for statutory and GAAP accounting purposes.

     Arch Re will continue to record gross liabilities in its accounts for reinsureds that object to the release of Arch Re from its obligations to such reinsureds. In such instances, an offsetting accounts receivable amount from Folksamerica Reinsurance Company would be recorded as an asset equal to such gross liabilities.

3. Elimination of deferred policy acquisition costs related to the liability for unearned premiums transferred to Folksamerica.

4. Net reduction in deferred income tax asset as follows (in thousands):

            Reduction in net deferred tax asset for elimination of
            temporary differences between financial statements and
            income tax return amounts resulting from the
            Folksamerica transaction                                  $13,875
            Less, estimated tax benefit resulting from the
            transaction                                                (8,640)
                                                                      ---------
            Net reduction in deferred tax asset                       $ 5,235
                                                                      =========

     The net reduction in deferred tax asset includes a valuation allowance of approximately $1 million.

5. Represents cash payment received from Folksamerica at the closing of the asset sale of $20.084 million less estimated related transaction costs of $21.7 million, which include investment banking, legal and accounting fees, severance costs, and costs for the purchase of additional insurance and reinsurance protection in connection with the transaction, as well as certain write-offs of furniture, equipment and leasehold improvements and lease obligations.

6. The pro forma book value gain resulting from the Folksamerica transaction based on financial statement amounts at March 31, 2000 is calculated as follows (in thousands):

            Consideration received, consisting of the following:
            Total liabilities transferred                            $520,153
            Cash premium received                                      20,084
                                                                     ---------
                                                                      540,237
                                                                     ---------

            Assets transferred                                        483,993
            Amortization of deferred policy acquisition costs          22,285
            Transaction costs                                          21,700
                                                                     ---------
                                                                      527,978
                                                                     ---------

            Pre-tax gain                                               12,259
            Tax expense                                                 5,235
                                                                     ---------
            Net transaction gain                                        7,024

            Realized loss, net of tax for securities transferred
            at market value                                            (3,857)
                                                                     ---------
            Net income                                                  3,167

            Change in net unrealized depreciation of investments,
            net of tax                                                  3,857
                                                                     ---------
            Comprehensive income and net book gain                     $7,024
                                                                     =========

     The pro forma accounting for this transaction assumes that none of Arch Re's reinsureds will object to the release of Arch Re under the transfer and assumption agreement and, accordingly, the gross liabilities for such business are removed from the accounts of Arch Re for statutory and GAAP accounting purposes (see note 2 above). Arch Re will continue to record gross liabilities in its accounts for reinsureds that object to the release of Arch Re from its obligations to such reinsureds. This would result in a portion of the pre-tax gain on the transaction being deferred and amortized into income as the gross liabilities are extinguished.

7. Includes $20 million of fixed income securities deposited in an escrow account for a five year period primarily to reimburse Folksamerica for claims and claim expenses exceeding reserves recorded by Arch Re as of the closing date resulting from business produced on behalf of Arch Re by a certain managing underwriting agency. At March 31, 2000, such reserves approximated $35.1 million, which were recorded based on Arch Re's best estimate for such business based on its actuarial practices. The Company could record a loss at any time during the five-year period to the extent that such reserves are deficient. Amounts in escrow may also be released to Folksamerica to satisfy its indemnification claims against the Company relating to undisclosed liabilities, Arch Re's reinsurance agreements and the managing underwriting agency referred to above. Under the asset purchase agreement, the Company may be required to deposit an additional amount of up to $5 million into a supplemental escrow account based on an actuarial report to be completed shortly after the closing of the asset sale. The above unaudited pro forma condensed consolidated balance sheet has been prepared assuming that such supplemental escrow account will not be required.

                           ARCH CAPITAL GROUP LTD.
                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME AND
                             COMPREHENSIVE INCOME
                  FOR THE THREE MONTHS ENDED MARCH 31, 2000
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                             ARCH CAPITAL GROUP LTD.
  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                    FOR THE THREE MONTHS ENDED MARCH 31, 2000
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                           FOLKSAMERICA
                                                         HISTORICAL        TRANSACTION(1)     PRO FORMA
                                                        ------------      ---------------   ------------
REVENUES
Net premiums written                                    $     52,889      ($    52,889)               --
(Increase) decrease in unearned premiums                       5,273            (5,273)               --
                                                        ------------      ------------      ------------
Net premiums earned                                           58,162           (58,162)               --
Net investment income                                          5,290            (3,515)     $      1,775
Net realized investment gains (losses)                        29,300             1,748            31,048
                                                        ------------      ------------      ------------
Total revenues                                                92,752           (59,929)           32,823
OPERATING COSTS AND EXPENSES
Claims and claims expenses                                    53,875           (53,875)
Commissions and brokerage                                     16,753           (16,753)
Other operating expenses                                       2,568              (868)            1,700
Foreign exchange (gain) loss                                   1,159            (1,159)
                                                        ------------      ------------      ------------
Total operating costs and expenses                            74,355           (72,655)            1,700
INCOME (LOSS)
Income (loss) before income taxes and equity in net
  income of investees                                         18,397            12,726            31,123
Federal income taxes expense (benefit)                        12,619            (1,160)           11,459
                                                        ------------      ------------      ------------
Income (loss) before equity in net income of
investees                                                      5,778            13,886            19,664
Equity in net income of investees                                 30                                  30
                                                        ------------      ------------      ------------
Net income (loss)                                              5,808            13,886            19,694
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Change in net unrealized depreciation of
  investments, net of tax                                    (43,930)             (708)          (44,638)
                                                        ------------      ------------      ------------
COMPREHENSIVE INCOME (LOSS)                             ($    38,122)     $     13,178      ($    24,944)
                                                        ============      ============      ============
AVERAGE SHARES OUTSTANDING
Basic                                                     15,517,163                          15,517,163
Diluted                                                   15,518,341                          15,518,341
PER SHARE DATA
Net Income (Loss)     - Basic                            $      0.37                         $      1.27
                      - Diluted                          $      0.37                         $      1.27
Comprehensive Income (Loss) - Basic                     ($      2.46)                       ($      1.61)
                            - Diluted                   ($      2.46)                       ($      1.61)

                             ARCH CAPITAL GROUP LTD.
  PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       FOLKSAMERICA
                                                      HISTORICAL      TRANSACTION(1)       PRO FORMA
                                                      ------------    ----------------    -------------
REVENUES
Net premiums written                                     $    306,726      ($   306,726)               --
(Increase) decrease in unearned premiums                        4,642            (4,642)               --
                                                         ------------      ------------      ------------
Net premiums earned                                           311,368          (311,368)               --
Net investment income                                          20,173           (10,253)     $      9,920
Net realized investment gains (losses)                         17,227             1,192            18,419
                                                         ------------      ------------      ------------
Total revenues                                                348,768          (320,429)           28,339
OPERATING COSTS AND EXPENSES
Claims and claims expenses                                    305,841          (305,841)
Commissions and brokerage                                      80,540           (80,540)
Other operating expenses                                       14,816           (10,666)            4,150
Foreign exchange (gain) loss                                     (198)              198
                                                         ------------      ------------      ------------
Total operating costs and expenses                            400,999          (396,849)            4,150
INCOME (LOSS)
Income (loss) before income taxes, equity in net
income of investees and cumulative effect of
accounting change                                             (52,231)           76,420            24,189
Federal income taxes expense (benefit)                        (19,557)           27,171             7,614
                                                         ------------      ------------      ------------
Income (loss) before equity in net income of
investees and cumulative effect of accounting change          (32,674)           49,249            16,575
Equity in net income of investees                                 621                                 621
                                                         ------------      ------------      ------------
Income (loss) before cumulative effect of
accounting change                                             (32,053)           49,249            17,196
Cumulative effect of accounting change                           (383)                               (383)
                                                         ------------      ------------      ------------
Net income (loss)                                             (32,436)           49,249            16,813
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Change in net unrealized depreciation of
investments, net of tax                                       (19,850)            4,553           (15,297)
                                                         ------------      ------------      ------------
COMPREHENSIVE INCOME (LOSS)                              ($    52,286)     $     53,802      $      1,516
                                                         ============      ============      ============
AVERAGE SHARES OUTSTANDING
Basic                                                      17,086,732                          17,086,732
Diluted                                                    17,086,808                          17,086,806
PER SHARE DATA
Net Income (Loss)     - Basic                            ($      1.90)                       $       0.98
                      - Diluted                          ($      1.90)                       $       0.98
Comprehensive Income (Loss) - Basic                      ($      3.06)                       $       0.09
                            - Diluted                    ($      3.06)                       $       0.09

NOTES TO PRO FORMA STATEMENT OF INCOME AND COMPREHENSIVE INCOME

1. Represents all revenue and expense and other comprehensive income items recorded during the quarter ended March 31, 2000 and the year ended December 31, 1999 related to our reinsurance business sold to Folksamerica Reinsurance Company. Net investment income, net realized investment gains (losses) and unrealized appreciation (depreciation) of investments have been allocated based on the proportion of the average amount of fixed maturities and short term investments related to the business transferred to the average total fixed maturities and short term investments in the quarter ended March 31, 2000 and the year ended December 31, 1999.

      All other revenue and expense items were allocated based on specific identification.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This report or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. may include forward-looking statements which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in this report are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology.

   Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed below and elsewhere in this report and include:

      o     the availability of investments on attractive terms;

      o     competition, including increased competition;

      o changes in the performance of the insurance sector of the public equity markets or market professionals' views as to such sector;

      o     general economic conditions;

      o     regulatory changes and conditions;

      o claims development, including as to the frequency or severity of claims and the timing of payments;

      o     our future business operations and strategy; and

      o     loss of key personnel.

   In addition, the sale of our reinsurance operations to Folksamerica Reinsurance Company referred to in this report is subject to various risks and uncertainties including the risks that the costs (including tax costs) of the transaction and purchase price and reserve adjustments will be greater than currently expected with resulting effects on our income statement and book value.

   All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

(C)  EXHIBITS

     See Exhibit Index.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                    ARCH CAPITAL GROUP LTD.



Date: May 19, 2000                  By:  /s/ Peter A. Appel
                                        --------------------------
                                         Name:  Peter A. Appel
                                         Title: President and Chief
                                                Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
------                           -----------

10.1 Asset Purchase Agreement, dated as of January 10, 2000, among Arch Capital Group Ltd. ("ACGL"), Arch Reinsurance Company ("Arch Re"), Folksamerica Holding Company, Inc. ("FHC") and Folksamerica Reinsurance Company ("FRC") (filed as an exhibit to ACGL's Report on Form 8-K as filed with the SEC on January 18, 2000, and incorporated by reference)
10.2 Transfer and Assumption Agreement, dated May 5, 2000 between Arch Re and FRC (filed herewith)
10.3 Escrow Agreement, dated May 5, 2000, among Arch Re, FHC, FRC and the Escrow Agent (filed herewith)
10.4 Agreement, dated May 5, 2000, among ACGL, Arch Re, FHC and FRC regarding Aviation Business (filed herewith)